Exhibit 99.1
ALTICE USA REPORTS
THIRD QUARTER 2023 RESULTS
Second Quarter of Improved Broadband Net Adds Year-over-Year
Acceleration in Mobile Line Net Adds, Achieving Third Quarter of Mobile Line Net Add Growth
Best Fiber Customer Growth Quarter, Ending Q3 at 295K Fiber Customers

NEW YORK (November 1, 2023) - Altice USA (NYSE: ATUS) today reports results for the third quarter ended September 30, 2023.

Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "The close of the third quarter marks one year since I joined Altice USA as CEO and it has been a year of transformation as we established and quickly began to execute against our core strategy of delivering the best customer experiences, best customer relationships, and best network, all with the best people.
I am pleased that in the third quarter we saw improvements across the business, including overall financial performance, broadband subscriber relationship trends, mobile net additions, fiber customer growth, customer satisfaction and operational metrics, among other areas. Specifically, for the second quarter in a row, we drove improved broadband net adds on a year-over-year basis, highlighting the progress we are making to strengthen our operations, compete effectively, and enhance the quality of our Optimum experiences. With our continued sharpened focus on leading with operational and financial discipline, we remain optimistic about our ability to return to sustainable broadband and cash flow growth."

Key Operational Highlights for the Quarter
•Year-over-Year (YoY) Improvement in Total Broadband Primary Service Units (PSUs)
Broadband net losses were -31k in Q3 2023, compared to -43k in Q3 2022, representing a 13k improvement in broadband net add performance trends.
•Best Quarter for Fiber Net Adds; Reaches 295k Fiber Customers
Fiber (FTTH) customer net additions were +45k in Q3 2023, our best quarter for fiber net adds. Fiber broadband net adds were driven by both higher fiber gross additions and increased migrations of existing customers. Total fiber broadband customers reached 295k as of the end of Q3 2023.
•Optimum Mobile Net Add Growth of +24k is 5x Growth YoY; Reaches 288k Lines
Optimum Mobile saw the third straight quarter of growth, adding +24k mobile net additions in Q3 2023 (+30k net additions excluding customers receiving free service(1)), reaching 6.3% penetration of the Company's total broadband customer base, up from 5.1% penetration in Q3-22.
•Improved Customer Experience (CX) Leading to Higher Satisfaction Scores
Optimum saw CX improvements across a variety of metrics including:
◦+22pts improvement in tNPS(2) in Q3-23 vs Q3-22(2).
◦+71% increase in self-install rate for qualified new customers in Q3-23 vs Q3-22(3).
◦~300k fewer truck rolls last twelve months (LTM) as of Q3-23(4).
◦~1.3 million fewer inbound calls LTM as of Q3-23(5).

Driving Continued Progress in Building and Delivering Best-in-Class Network Experiences
•Fiber Rollout Continues
Optimum added +61k new FTTH passings in the quarter, and 561k YTD, reaching 2.72 million passings.
•Optimum 8 Gig Internet Launched to Entire East Fiber Footprint
Optimum 8 Gig symmetrical Fiber is available to all fiber passings in the Optimum East footprint, rolling out 8 Gig to majority of the fiber footprint earlier than planned, before year-end. At the end of Q3 2023, 47% of the Optimum East footprint had multi-Gig speeds available, up from 30% in Q2-23.
•Optimum Multi-Gig Offerings Pick Up Steam
1 Gig broadband or higher speed tier sell-in to all new customers, where 1 Gig or higher services are available, was 46% in the quarter. Approximately 23% of the Residential broadband customer base currently take 1 Gig or higher speeds, representing a significant growth opportunity for the Company. 1 Gig or higher speeds are available to 95% of our total footprint.

•Continued Demand for Speed and Data Usage from Optimum Customers
◦Broadband speeds taken on average have nearly doubled in the past three years to 432 Mbps.
◦Broadband-only customer usage averaged 659 GB per month, which is 23% higher than the average usage of the entire customer base (535 GB per month). The top 10% of broadband residential customers are using approximately 2 TB per month.
•Continued New Build Activity to Drive Growth
The Company continues its network edge-outs, and added +30k passings in Q3 2023 (+145k passings YTD), and continues to see strong momentum in growing customer penetration, typically reaching approximately 40% within one year of rollout in new-build areas.

Third Quarter Financial Overview
•Total Revenue was $2.32 billion, down -3.2% YoY
This included Residential revenue decline of -3.4% YoY, Business Services revenue growth of +0.1% YoY and News & Advertising revenue decline of -10.8% YoY (or News & Advertising revenue growth of +4.9% YoY excluding political revenue).
◦Residential Revenue(6) was $1.83 billion, down -3.4% YoY
Driven mostly due to the loss of higher ARPU video customers over the last year.
◦Residential revenue per customer(7) was $138.42
Grew sequentially +$0.98 in Q3-23 vs Q2-23, and was down -0.6% YoY.
◦Business Services Revenue was $366.9 million, grew +0.1% YoY
This included Lightpath revenue growth of +2.3% YoY, and SMB / Other decline of -0.7% YoY.
◦News and Advertising Revenue was $107.5 million, down -10.8% YoY
Excluding political revenue, News & Advertising grew +4.9% YoY.
•Net income attributable to stockholders was $66.8 million ($0.15/share on a diluted basis)
•Net cash flows from operating activities were $474.5 million
•Adjusted EBITDA(8) was $915.5 million
Margin of 39.5%, and declined -4.1% YoY.
•Cash capital expenditures of $353.2 million
Represented 15.2% of revenue (8.8% of revenue excluding FTTH and new builds) and down -28.4% YoY.
•Operating Free Cash Flow(8) was $562.3 million
Margin of 24.3%, and grew +22.0% YoY.
•Free Cash Flow(8) was $121.3 million
Decline of -10.6% YoY.

Balance Sheet Review as of September 30, 2023
•Net debt for CSC Holdings, LLC Restricted Group was $23,087 million at the end of Q3 2023(9), representing net leverage of 6.7x Adjusted EBITDA on a Last Two Quarters Annualized (L2QA) basis. The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.1% as of the end of Q3 2023 and the weighted average life was 5.0 years. The Company aims to return to a leverage target of 4.5x to 5.0x net debt / Adjusted EBITDA on an L2QA basis for its CSC Holdings, LLC debt silo over time.
•Net debt for Cablevision Lightpath LLC was $1,429 million at the end of Q3 2023(9), representing net leverage of 5.8x L2QA. The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% as of the end of Q3 2023 and the weighted average life was 4.3 years.
•Consolidated net debt for Altice USA was $24,499 million(9), representing consolidated net leverage of 6.7x L2QA.
Shares Outstanding
As of September 30, 2023, the Company had 454,732,471 combined Class A and Class B shares outstanding.

Customer Metrics (in thousands, except per customer amounts)
	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23	Q3-23

Total Passings(10)	9,304.9	9,363.1	9,414.9	9,463.8	9,463.8	9,512.2	9,578.6	9,609.0
Total Passings additions	41.6	58.2	51.8	48.8	200.5	48.4	66.4	30.4

Total Customer Relationships(11)(12)
Residential	4,612.1	4,564.2	4,514.7	4,498.5	4,498.5	4,472.4	4,429.5	4,391.5
SMB	382.9	383.1	382.5	381.2	381.2	380.9	381.0	381.1
Total Unique Customer Relationships	4,995.0	4,947.3	4,897.2	4,879.7	4,879.7	4,853.3	4,810.5	4,772.6

Residential net additions (losses)	(20.7)	(47.9)	(49.5)	(16.2)	(134.3)	(26.1)	(42.9)	(38.0)
Business Services net additions (losses)	1.0	0.2	(0.6)	(1.3)	(0.7)	(0.3)	0.1	0.1
Total customer net additions (losses)	(19.8)	(47.7)	(50.1)	(17.5)	(135.0)	(26.4)	(42.7)	(37.9)

Residential PSUs
Broadband	4,373.2	4,333.6	4,290.6	4,282.9	4,282.9	4,263.7	4,227.0	4,196.0
Video	2,658.7	2,574.2	2,491.8	2,439.0	2,439.0	2,380.5	2,312.2	2,234.6
Telephony	1,951.5	1,886.9	1,818.9	1,764.1	1,764.1	1,703.5	1,640.8	1,572.7

Broadband net additions (losses)	(13.0)	(39.6)	(43.0)	(7.7)	(103.3)	(19.2)	(36.8)	(31.0)
Video net additions (losses)	(73.6)	(84.5)	(82.4)	(52.8)	(293.2)	(58.6)	(68.3)	(77.6)
Telephony net additions (losses)	(53.7)	(64.7)	(68.0)	(54.8)	(241.1)	(60.6)	(62.7)	(68.1)

Residential ARPU ($)(6)(7)	139.00	141.36	139.24	135.86	138.83	135.32	137.44	138.42

SMB PSUs
Broadband	350.4	350.7	350.2	349.1	349.1	349.0	349.1	349.4
Video	102.6	101.0	99.1	97.3	97.3	95.3	93.7	91.9
Telephony	216.8	215.3	214.0	212.3	212.3	210.0	208.0	205.9

Broadband net additions (losses)	1.1	0.3	(0.5)	(1.1)	(0.2)	(0.1)	0.1	0.3
Video net additions (losses)	(1.6)	(1.6)	(1.9)	(1.8)	(6.9)	(2.0)	(1.6)	(1.8)
Telephony net additions (losses)	(2.0)	(1.6)	(1.3)	(1.7)	(6.5)	(2.3)	(2.0)	(2.1)

Total Mobile Lines
Mobile ending lines	198.3	231.3	236.1	240.3	240.3	247.9	264.2	288.2
Mobile ending lines excluding free service(1)	190.0	195.5	202.7	208.7	208.7	223.3	257.9	288.1

Mobile line net additions	11.9	33.0	4.8	4.1	53.8	7.6	16.3	24.1
Mobile line net additions ex-free service(1)	3.6	5.5	7.2	6.0	22.3	14.6	34.6	30.3

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23	Q3-23
FTTH Total Passings(13)	1,316.6	1,587.1	1,908.2	2,158.7	2,158.7	2,373.0	2,659.5	2,720.2
FTTH Total Passing additions	145.7	270.4	321.2	250.5	987.8	214.2	286.6	60.7

FTTH Residential	80.4	103.7	134.2	170.0	170.0	207.2	245.9	289.3
FTTH SMB	0.6	0.7	1.2	1.7	1.7	2.7	3.9	5.7
FTTH Total customer relationships(14)	81.0	104.4	135.3	171.7	171.7	209.9	249.7	295.1

FTTH Residential net additions	11.1	23.3	30.5	35.8	100.7	37.2	38.6	43.4
FTTH SMB net additions	0.2	0.2	0.4	0.6	1.4	0.9	1.2	1.9
FTTH Total customer net additions	11.3	23.5	30.9	36.4	102.1	38.1	39.8	45.3

Altice USA Consolidated Operating Results (in thousands, except per share data) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Broadband	$961,751	$981,842	$2,884,661	$2,970,039
Video	775,818	816,001	2,321,557	2,499,437
Telephony	73,640	83,097	227,390	252,952
Mobile(6)	20,320	15,216	53,993	47,021
Residential revenue(6)	1,831,529	1,896,156	5,487,601	5,769,449
Business services and wholesale	366,852	366,662	1,095,197	1,105,905
News and Advertising	107,484	120,522	319,686	368,447
Other(6)	11,335	10,212	32,968	34,662
Total revenue	2,317,200	2,393,552	6,935,452	7,278,463
Operating expenses:
Programming and other direct costs	750,538	782,121	2,284,537	2,429,925
Other operating expenses	667,278	694,390	1,974,651	2,009,760
Restructuring expense and other operating items	4,453	4,007	39,303	10,058
Depreciation and amortization (including impairments)	402,366	445,769	1,237,283	1,327,243
Operating income	492,565	467,265	1,399,678	1,501,477
Other income (expense):
Interest expense, net	(420,216)	(340,989)	(1,216,203)	(954,564)
Gain (loss) on investments, net	—	(425,686)	192,010	(902,060)
Gain (loss) on derivative contracts, net	—	323,668	(166,489)	643,856
Gain on interest rate swap contracts, net	31,972	105,945	78,708	268,960
Gain on extinguishment of debt and write-off of deferred financing costs	—	—	4,393	—
Other income (loss), net	(1,470)	3,245	7,165	8,196
Income before income taxes	102,851	133,448	299,262	565,865
Income tax expense	(27,336)	(35,827)	(106,433)	(152,563)
Net income	75,515	97,621	192,829	413,302
Net income attributable to noncontrolling interests	(8,676)	(12,670)	(21,825)	(25,626)
Net income attributable to Altice USA stockholders	$66,839	$84,951	$171,004	$387,676
Basic net income per share	$0.15	$0.19	$0.38	$0.86
Diluted net income per share	$0.15	$0.19	$0.38	$0.86
Basic weighted average common shares	454,730	453,239	454,702	453,233
Diluted weighted average common shares	455,076	453,390	455,118	453,284

Altice USA Consolidated Statements of Cash Flows (in thousands) (unaudited)
	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$192,829	$413,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,237,283	1,327,243
Loss (gain) on investments	(192,010)	902,060
Loss (gain) on derivative contracts, net	166,489	(643,856)
Gain on extinguishment of debt and write-off of deferred financing costs	(4,393)	—
Amortization of deferred financing costs and discounts (premiums) on indebtedness	26,334	61,447
Share-based compensation	29,368	114,410
Deferred income taxes	(187,295)	(89,240)
Decrease in right-of-use assets	34,633	33,315
Provision for doubtful accounts	62,148	65,281
Other	9,406	(492)
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(29,403)	389
Prepaid expenses and other assets	(76,862)	15,730
Amounts due from and due to affiliates	56,193	(1,732)
Accounts payable and accrued liabilities	(2,374)	17,776
Deferred revenue	9,531	(5,508)
Interest rate swap contracts	(1,692)	(304,409)
Net cash provided by operating activities	1,330,185	1,905,716
Cash flows from investing activities:
Capital expenditures	(1,409,561)	(1,371,056)
Payments for acquisitions, net of cash acquired	—	(2,060)
Other, net	(1,677)	(2,985)
Net cash used in investing activities	(1,411,238)	(1,376,101)
Cash flows from financing activities:
Proceeds from long-term debt	2,350,000	1,565,000
Repayment of debt	(2,215,112)	(1,942,428)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	38,902	—
Principal payments on finance lease obligations	(112,795)	(97,165)
Payment to acquire noncontrolling interest	(7,035)	—
Other, net	(8,521)	(207)
Net cash provided by (used in) financing activities	45,439	(474,800)
Net increase (decrease) in cash and cash equivalents	(35,614)	54,815
Effect of exchange rate changes on cash and cash equivalents	(1,482)	51
Net increase (decrease) in cash and cash equivalents	(37,096)	54,866
Cash, cash equivalents and restricted cash at beginning of year	305,751	195,975
Cash, cash equivalents and restricted cash at end of period	$268,655	$250,841

Reconciliation of Non-GAAP Financial Measures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring expense and other operating items (such as significant legal settlements, contractual payments for terminated employees, and impairments).
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Operating Free Cash Flow (defined as Adjusted EBITDA less cash capital expenditures), and Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as indicators of the Company’s financial performance. We believe these measures are two of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although they may not be directly comparable to similar measures reported by other companies.

Reconciliation of net income to Adjusted EBITDA and Operating Free Cash Flow (in thousands) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$75,515	$97,621	$192,829	$413,302
Income tax expense	27,336	35,827	106,433	152,563
Other loss (income), net	1,470	(3,245)	(7,165)	(8,196)
Gain on interest rate swap contracts, net	(31,972)	(105,945)	(78,708)	(268,960)
Loss (gain) on derivative contracts, net	—	(323,668)	166,489	(643,856)
Loss (gain) on investments, net	—	425,686	(192,010)	902,060
Gain on extinguishment of debt and write-off of deferred financing costs	—	—	(4,393)	—
Interest expense, net	420,216	340,989	1,216,203	954,564
Depreciation and amortization	402,366	445,769	1,237,283	1,327,243
Restructuring expense and other operating items	4,453	4,007	39,303	10,058
Share-based compensation	16,115	37,349	29,368	114,410
Adjusted EBITDA	915,499	954,390	2,705,632	2,953,188
Capital Expenditures (cash)	353,219	493,559	1,409,561	1,371,056
Operating Free Cash Flow	$562,280	$460,831	$1,296,071	$1,582,132

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (unaudited):

Net cash flows from operating activities	$474,498	$629,162	$1,330,185	$1,905,716
Capital Expenditures (cash)	353,219	493,559	1,409,561	1,371,056
Free Cash Flow (Deficit)	$121,279	$135,603	$(79,376)	$534,660

Consolidated Net Debt as of September 30, 2023(9)

CSC Holdings, LLC Restricted Group (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$850	SOFR+2.350%	2025(15)
Term Loan	1,524	L+2.250%(16)	2025
Term Loan B-3	523	L+2.250%(16)	2026
Term Loan B-5	2,895	L+2.500%(16)	2027
Term Loan B-6	1,992	SOFR+4.500%	2028(17)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	750	5.250%	2024
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,319
CSC Holdings, LLC Restricted Group Cash	(232)
CSC Holdings, LLC Restricted Group Net Debt	$23,087

CSC Holdings, LLC Restricted Group Undrawn RCF	$1,491

Cablevision Lightpath LLC (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$—	SOFR+3.360%	2025
Term Loan	584	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,449
Cablevision Lightpath Cash	(20)
Cablevision Lightpath Net Debt	$1,429

Cablevision Lightpath Undrawn RCF	$100

Net Leverage Schedules as of September 30, 2023 (in $m)

	CSC Holdings Restricted Group(18)	Cablevision Lightpath LLC	CSC Holdings Consolidated(19)	Altice USA Consolidated

Gross Debt Consolidated(20)	$23,319	$1,449	$24,768	$24,768
Cash	(232)	(20)	(268)	(268)
Net Debt Consolidated(9)	$23,087	$1,429	$24,499	$24,499
LTM EBITDA	$3,381	$237	$3,619	$3,619
L2QA EBITDA	$3,431	$246	$3,674	$3,674
Net Leverage (LTM)	6.8x	6.0x	6.8x	6.8x
Net Leverage (L2QA)	6.7x	5.8x	6.7x	6.7x
WACD (%)	6.1%	5.4%	6.1%	6.1%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,708
Unamortized financing costs, discounts and fair value adjustments, net of unamortized premiums	60
Gross Debt Consolidated(20)	24,768
Finance leases and other notes	410
Total Debt	25,178
Cash	(268)
Net Debt	$24,910

(1)Reported ending mobile lines include lines receiving free service. Adjusted mobile lines exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(2)Transactional NPS (tNPS) represents the average monthly metric for the quarter that blends Care, Field, Retail and Sales across Fixed, Mobile, and Advanced Support.
(3)Self-install % increase is the change in percentage of residential installs at eligible addresses choosing self-install, excluding fiber installs.
(4)LTM truck rolls exclude employee initiated special request orders, compared to immediately prior twelve-month period (October 1, 2021 – September 30, 2022).
(5)Last twelve months (“LTM”) inbounds calls refers to technical, care and support call, compared to immediately prior twelve-month period (October 1, 2021 – September 30, 2022).
(6)Beginning in the second quarter of 2023, mobile service revenue previously included in mobile revenue is now separately reported in residential revenue and business services revenue. In addition, mobile equipment revenue previously included in mobile revenue is now included in other revenue. Prior period amounts have been revised to conform with this presentation.
(7)Residential revenue per customer (ARPU) is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships. ARPU amounts for prior periods have been adjusted to include mobile service revenue.
(8)See “Reconciliation of Non-GAAP Financial Measures” on page 7 of this release.
(9)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(10)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(11)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of the Company’s fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk Residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(12)Total Customer Relationship metrics do not include mobile-only customers.
(13)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(14)Represents number of households/businesses that receive at least one of the Company's fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(15)The CSC Holdings' revolving credit facility is due on the earlier of (i) July 13, 2027 and (ii) April 17, 2025 if, as of such date, any Term Loan borrowings are still outstanding, unless the Term Loan maturity date has been extended to a date falling after July 13, 2027.
(16)These loans use Synthetic USD LIBOR, calculated as Term SOFR plus a spread adjustment.
(17)The Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Term Loan B-5 are still outstanding, unless the Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(18)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(19)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(20)Principal amount of debt excluding finance leases and other notes and collateralized debt.

Numerical information is presented on a rounded basis using actual amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Communications
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.8 million residential and business customers across 21 states through its Optimum brand. The Company operates a4, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. Altice USA also offers hyper-local, national, international and business news through its News 12, Cheddar News and i24NEWS networks.

FORWARD-LOOKING STATEMENT
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, results of operations and liquidity; our strategy, objectives, prospects, service availability targets, customer penetration rates, capital expenditure plans, fiber deployment and network expansion and upgrade plans, and leverage targets; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.